UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 21, 2017 (April 19, 2017)
HERC HOLDINGS INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-33139	20-3530539
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27500 Riverview Center Blvd.
Bonita Springs, Florida 34134
(Address of principal executive offices, including zip code)

(239) 301-1000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On April 21, 2017, Herc Holdings Inc., a Delaware corporation (the “Company”), announced that W. Mark Humphrey had been appointed by its Board of Directors as its Vice President, Controller and Chief Accounting Officer effective April 19, 2017.
Prior to joining the Company, Mr. Humphrey, age 46, was employed by Alico, Inc., a NASDAQ listed agribusiness and resource management company. He served as Chief Financial Officer of Alico from June 2011 through June 2015 and most recently as Alico’s Chief Accounting Officer. Mr. Humphrey’s previous experience included roles as the Chief Financial Officer for The Compass Management Group, LLC, a property management company, from 2009 until June 2011 and in senior financial roles with Source Interlink Companies, a publishing and fulfillment company, from 2004 until 2009. He began his career in public accounting with PricewaterhouseCoopers LLP.
There is no arrangement or understanding between Mr. Humphrey and any other person pursuant to which he was selected as an officer of the Company and there are no family relationships between Mr. Humphrey and any of the Company’s directors or executive officers. Mr. Humphrey does not have a direct or indirect material interest in any transaction that would be required to be disclosed under Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERC HOLDINGS INC.
(Registrant)

By:	/s/ Barbara L. Brasier
Name:	Barbara L. Brasier
Title:	Senior Vice President and Chief Financial Officer
Date:  April 21, 2017

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